Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 3, 2024, and each included in this Post-Effective Amendment No. 323 to the Registration Statement (Form N-1A, File No. 033-20827) of The RBB Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 30, 2023, with respect to the financial statements and financial highlights of Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Research Fund, WPG Partners Small Cap Value Diversified Fund, WPG Partners Select Small Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Dynamic Equity Fund, Boston Partners Emerging Markets Fund and Boston Partners Global Sustainability Fund (eleven of the funds constituting The RBB Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 2, 2024